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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 16, 2000

                        (Date of earliest event reported)





                       SILVER CINEMAS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)


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

                       Delaware                                   000-                              72-2656147
     (State or other jurisdiction of incorporation       Commission File Number                  (I.R.S. Employer
                   or organization)                                                              identification No.)
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            4004 BELTLINE ROAD, SUITE 205, ADDISON, TEXAS 75001-4363

          (Address of principal executive offices, including zip code)



                                 (972) 503-9851

              (Registrant's telephone number, including area code)



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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On May 16, 2000, Silver Cinemas International, Inc. and its wholly owned subsidiaries, Silver Cinemas, Inc., Landmark Theatre Corp. and Landmark Theatre USA, Inc., (collectively the "Companies") filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware.

On May 16, 2000, in conjunction with the filing of the Chapter 11 Bankruptcy Petition, the Companies announced that Foothill Capital Corporation had issued a commitment to the Companies to provide $50.0 million in debtor-in-possession financing ("DIP Financing"). The DIP Financing, which is subject to Bankruptcy Court approval, is expected to provide adequate funding to refinance pre-petition senior secured debt and to fund post-petition employee obligations, trade obligations, capital expenditures for theaters under construction and the Companies ongoing operating needs during the restructuring process. On May 16, 2000, the Companies filed a motion for approval of the DIP Financing.

A press release related to these matters is annexed as Exhibit 99.1 hereto.

                                    * * * * *

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.



EXHIBIT
NO.
-------
99.1      Press Release dated May 16, 2000




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:    May 31, 2000                   SILVER CINEMAS INTERNATIONAL, INC.

                                        By   /s/ LARRY D. HOHL
                                          --------------------------------------
                                                 Larry D. Hohl
                                                 Chief Executive Officer
                                                 and President



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                                  EXHIBIT INDEX

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EXHIBIT
NO.           DESCRIPTION
---           -----------
99.1          Press Release dated May 16, 2000
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